Exhibit 4.49

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), effective as of December 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by and among Medicine Man Technologies, Inc., d/b/a Schwazze (the “Issuer”), a Nevada corporation, Double Brow, LLC, a Colorado limited liability company, Mission Holding, LLC, a Colorado limited liability company, SCG Holding, LLC, a Colorado limited liability company, Schwazze Colorado LLC, a Colorado limited liability company, Schwazze Biosciences, LLC, a Colorado limited liability company, SBUD LLC, a Colorado limited liability company, Medicine Man Consulting, Inc., a Colorado corporation, Two J’s LLC d/b/a The Big Tomato, a Colorado limited liability company, Mesa Organics Ltd. d/b/a StarBuds/Purplebee’s, a Colorado limited liability company, Mesa Organics II Ltd., a Colorado limited liability company, Mesa Organics III Ltd., a Colorado limited liability company, Mesa Organics IV Ltd., a Colorado limited liability company, Schwazze IP Holdco, LLC, a Colorado limited liability company, MIH Manager LLC, a Colorado limited liability company, PBS Holdco LLC, d/b/a StarBuds/Purplebee’s, a Colorado limited liability company, Emerald Fields Merger Sub, LLC, a Colorado limited liability company, Schwazze New Mexico, LLC, a New Mexico limited liability company, Nuevo Holding, LLC, a New Mexico limited liability company, and Nuevo Elemental Holdings, LLC, a New Mexico limited liability company, as grantors, pledgors, assignors, debtors and guarantors (together with any successors in such capacities, and together with the Issuer, the “Grantors”, and each, a “Grantor”), in favor of Chicago Atlantic Admin LLC, in its capacity as collateral agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”)

W I T N E S S E T H:

WHEREAS, Issuer has authorized a new series of Senior Secured Convertible Notes (the “Notes”) pursuant to the Indenture (hereinafter defined). The parties have, in connection with the execution and delivery of this Agreement, entered into the (i) Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 3, 20201, by and among the Grantors and the “Buyers” (as defined in the Purchase Agreement) and (ii) Indenture, dated as of December 7, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Grantors, Chicago Atlantic Admin, LLC, as Agent, and Ankura Trust Company, LLC, as Trustee; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

WHEREAS, each Grantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Indenture and the other Note Documents and each is, therefore, willing to enter into this Agreement.

WHEREAS, pursuant to such Purchase Agreement, Grantors have granted to Agent, for its own benefit and for the ratable benefit of each other Secured Party, security interests in and to and Liens on substantially all of each Grantor’s assets (other than the Excluded Property), including without limitation all of each Grantor’s Intellectual Property and specifically including all of each Grantor’s registered trademarks and all of each Grantor’s filed trademark applications, all whether now owned or hereafter created, arising and/or acquired, except for “intent-to-use” United States trademark applications to the extent that an amendment to allege use or statement of use has not been filed under 15 U.S.C. §1051(c) or 15 U.S.C. §1051(d), respectively, or if filed, has not been deemed in conformity with 15 U.S.C. §1051(a) or (c) (collectively, the “Registered Trademarks”); and

WHEREAS, Grantors have agreed to execute and deliver this Agreement and to have a copy of this Agreement filed with the United States Patent and Trademark Office in order to perfect and/or protect all of Agent’s Liens in the Registered Trademarks.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements provided for herein and in the Purchase Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Grant of Security Interest in Trademark Collateral. Without limiting any other grant of Lien by Grantors in any Collateral under the Purchase Agreement or any Loan Documents, to secure the prompt payment and performance of all Secured Obligations to Agent, Grantors hereby grant to Agent, for its benefit and for the ratable benefit of each other Lender, a continuing security interest in and to and Lien on all of Grantors’ right, title and interest in, to and under the following Collateral of Grantors, all whether now owned and/or existing or hereafter created, arising and/or acquired (the “Trademark Collateral”):

(a) all of its registered trademarks and filed trademark applications, including, without limitation, those referred to on Schedule 1 hereto or on any Schedule to any Supplement delivered hereafter, together with all renewals, reversions and extensions of the foregoing;

(b) all goodwill of the business connected with the use of, and symbolized by, each such trademark and trademark application covered by (b) above;

(c) all applications, registrations, claims, awards, judgments, amendments, improvements and insurance claims related thereto now or hereafter owned or licensed by a Grantor, or any claims for damages by way of any past, present, or future infringement of any of the foregoing, together with all accessions and additions thereto and proceeds thereof (including, without limitation, any proceeds resulting under insurance policies); provided, further, that the Trademark Collateral shall include, without limitation, all cash, royalty fees, other proceeds, Receivables, accounts and general intangibles that consist of rights of payment to or on behalf of a Grantor or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Trademark Collateral by or on behalf of a Grantor; and

(d) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

The Trademark Collateral shall not include any Excluded Property.

Section 2. Purchase Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with, and in no way limits, the security interests granted to the Agent pursuant to the Purchase Agreement, and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interests and Liens in the Trademark Collateral made and granted hereby are more fully set forth in the Purchase Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict between the provisions of this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

Section 3. Registration/Filing. This Agreement is intended by the parties to be filed, and Grantors hereby authorize Agent to file and record a copy of this Agreement, with the United States Patent and Trademark Office.

Section 4. Grantors Remains Liable. Grantors hereby agree that, anything herein to the contrary notwithstanding, each Grantor shall retain full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Intellectual Property subject to a security interest hereunder.

Section 5. Agreement to Deliver Supplements. Grantors hereby covenant and agree that promptly upon the acquisition by any Grantor of any new Trademark Collateral registered with, or subject to any application for registration filed with, the United States Patent and Trademark Office (“Registered Trademark Collateral”), Grantors shall deliver to Agent a duly executed Supplement to this Agreement in the form of Exhibit A hereto, listing all such newly acquired Registered Trademark Collateral on Schedule I thereto, pursuant to which Grantors shall reconfirm the grant of a security interest in such newly acquired Registered Trademark Collateral to Agent, for its benefit and for the ratable benefit of each other Lender, to secure the Secured Obligations. Each such Supplement is intended by the parties to be filed, and Grantors hereby authorize Agent to file and record a copy of each such Supplement, with the United States Patent and Trademark Office. Regardless of whether any Supplement is delivered by Grantors, and without limiting the generality of the provisions of Section 1 hereof above, Grantors hereby confirm and agree that any and all such after-acquired Registered Trademark Collateral, and all Trademark Collateral relating thereto, shall immediately and automatically upon any Grantor’s acquisition of any right, title and interest therein become part of the Trademark Collateral hereunder.

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Section 6. Representation and Warranties. Grantors hereby represent and warrant to Agent that Schedule 1 sets forth a true and correct list of all Registered Trademark Collateral owned by Grantors as of the Effective Date.

Section 7. Events of Default and Remedies. The occurrence of any Event of Default under the Purchase Agreement shall constitute an “Event of Default” under this Agreement. Upon the occurrence of and during the continuance of any such Event of Default, Agent, in addition to all other rights, options, and remedies granted to Agent under the Purchase Agreement or any Loan Documents, or otherwise available to Agent at law or in equity, may exercise, either directly or through one or more assignees or designees, with respect to the Trademark Collateral all rights and remedies granted to it as a secured creditor under the Uniform Commercial Code.

Section 8. Termination. This Agreement shall terminate and the Lien on and security interest in the Trademark Collateral shall be released upon the payment and performance of the Secured Obligations. Upon the termination of this Agreement, the Agent shall execute all documents, make all filings, and take all other actions reasonably requested by the Grantors to evidence and record the release of the Lien on and security interests in the Trademark Collateral granted herein.

Section 10. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF copy) shall be deemed to be an original signature hereto.

Section 11. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York. The other provisions of Section 14.06 (Governing Law and Waiver of Jury Trial) of the Indenture are incorporated herein, mutatis mutandis, as if a part hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Trademark Security Agreement has been executed and delivered as of the date first set forth above.

GRANTORS:

MEDICINE AND TECHNOLOGIES, INC.

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

DOUBLE BROW, LLC

By: Schwazze Colorado, LLC, Sole Member

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

MISSION HOLDING, LLC

By: Schwazze Colorado, LLC, Sole Member

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

SCG HOLDING, LLC

By: Medicine Man Technologies, Inc., Sole Member

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to IP Security Agreement]

SCHWAZZE COLORADO, LLC

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

SCHWAZZE BIOSCIENCES, LLC

By: Medicine Man Technologies, Inc., Sole Member

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

SBUD, LLC

By: Schwazze Colorado, LLC, Manager

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

MEDICINE MAN CONSULTING, INC.

By: /s/ Justin Dye

Name: Justin Dye

Title: President

[Signature Page to IP Security Agreement]

TWO J’S LLC

By: Medicine Man Technologies, Inc., Sole Member

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

MESA ORGANICS LTD

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

MESA ORGANICS II LTD

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

MESA ORGANICS III LTD

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to IP Security Agreement]

MESA ORGANICS IV LTD

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

PBS HOLDCO LLC

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

SCHWAZZE IP HOLDCO, LLC

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

MIH MANAGER, LLC

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to IP Security Agreement]

EMERALD FIELDS MERGER SUB, LLC, as Grantor

By: Schwazze Colorado, LLC, Member

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

NUEVO HOLDING, LLC, as Grantor

By: Schwazze New Mexico, LLC, Manager

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

NUEVO ELEMENTAL HOLDING, LLC, as Grantor

By: Schwazze New Mexico, LLC, Manager

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

SCHWAZZE NEW MEXICO, LLC, as Grantor

By: Medicine Man Technologies, Inc., Manager

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to IP Security Agreement]

COLLATERAL AGENT:

CHICAGO ATLANTIC ADMIN LLC

By: /s/ Peter Sack

Name: Peter Sack

Title: Managing Director & Co-President

[Signature Page to IP Security Agreement]

Schedule 1

to

Trademark Security Agreement

TRADEMARKS

1.      Grantor’s U.S. trademarks and trademark applications:

Registration Number/Application Number	Status	Registration/ Issue Date	Mark	Owner/ Assignee	Jurisdiction
20141685274	Live	11-08-2014	(Purplebee’s Logo)	Mesa Organics Ltd.	Colorado
20141685283	Live	11-08-2014	Purplebee’s	Mesa Organics Ltd.	Colorado
20141763087	Live	12-18-2014	Purplebee’s (tradename)	Mesa Organics Ltd.	Colorado
20141763167	Live	12-18-2014	(Mesa Organics Logo)	Mesa Organics Ltd.	Colorado
20141763084	Live	12-8-2014	Mesa Organics (tradename)	Mesa Organics Ltd.	Colorado
20141765000	Live	12-08-2014	Mesa Organics	Mesa Organics Ltd.	Colorado
20191573121	Live	07-19-2019	Mesa Organics – Las Animas (tradename)	Mesa Organics IV Ltd.	Colorado
20181757069	Live	09-25-2018	Mesa Organics – Ordway (tradename)	Mesa Organics II Ltd.	Colorado
20191573127	Live	07-19-2019	Mesa Organics – Pueblo (tradename)	Mesa Organics Ltd.	Colorado
20191387357	Live	05-04-2019	Mesa Organics – Rocky Ford (tradename)	Mesa Organics III Ltd.	Colorado
20171537130	Live	07-17-2017/	Pure CO2.	Mesa Organics Ltd.	Colorado
20181796049	Live	10-07-2018		Mesa Organics Ltd.	Colorado
88832667	Pending	03-12-2020 (filing date)		Medicine Man Technologies, Inc.	USPTO
88879966	Pending	02-09-2021 (filing date)		Medicine Man Technologies, Inc.	USPTO
20201245809	Live	03-18-2020	Schwazze	Medicine Man Technologies, Inc.	Colorado
88832670	Pending	03-12-2020	SCHWAZZBERRY	Medicine Man Technologies, Inc.	USPTO
90835598	Pending	07-19-2021	GROW FORTH	Medicine Man Technologies, Inc.	USPTO
20201410613	Live	05-06-2020	Schwazze	Mesa Organics II Ltd	Colorado
20201410636	Live	05-06-2020	Schwazze	Mesa Organics Ltd.	Colorado
20201410655	Live	05-06-2020	Schwazze	Mesa Organics III Ltd	Colorado
20201410663	Live	05-06-2020	Schwazze	Mesa Organics IV Ltd	Colorado
88747845	Pending	01/06/2020 (filing date)	Schwazze	Medicine Man Technologies, Inc.	USPTO
3810013	Live	06-29-2010	THE BIG TOMATO	Two J’s LLC	USPTO
5164677	Live	03-21-2017		Success Nutrients, Inc.[1]	USPTO

___________________

[1] Note to Draft: The current record owner of this mark is Success Nutrients, Inc. and Medicine Man Technologies, Inc. is in the process of transferring record ownership into its name.

EXHIBIT A

SUPPLEMENT TO TRADEMARK SECURITY AGREEMENT

THIS SUPPLEMENT TO TRADEMARK SECURITY AGREEMENT (the “Supplement”) made as of this [_]day of [_], [_] by [______], a [___] corporation (“Grantor”), in favor of Chicago Atlantic Admin LLC, in its capacity as collateral agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (“Agent”).

W I T N E S S E T H

WHEREAS, Grantor and Agent are parties to a certain Trademark Security Agreement effective as of December 15, 2021 (as the same heretofore may have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Trademark Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings given thereto in the Trademark Agreement;

WHEREAS, pursuant to the terms of the Trademark Agreement, to secure the prompt payment and performance of all Secured Obligations to Agent and each other Lender, Grantor has assigned, pledged and granted to Agent, for its benefit and for the ratable benefit of each other Lender, a continuing security interest in and to and Lien on all of Grantor’s right, title and interest in, to and under the Trademark Collateral of Grantor, all whether now owned or hereafter created, arising and/or acquired; and

WHEREAS, also pursuant to the Trademark Agreement, Grantor has agreed that upon the acquisition by Grantor of any new Registered Trademark Collateral, Grantor shall deliver to Agent a Supplement to the Trademark Agreement in the form of Exhibit A to such Trademark Agreement pursuant to which Grantor shall reconfirm the grant by them of a security interest in all such newly acquired Registered Trademark Collateral, which such Supplement is intended by the parties to be filed with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound, and with the foregoing background and recitals incorporated by reference, Grantor agrees as follows:

1. Grant and Reaffirmation of Grant of Security Interests. Without limiting any other grant of Lien by Grantor in any Collateral under the Purchase Agreement or any Loan Documents, to secure the prompt payment and performance of all Secured Obligations to Agent and each other Lender, Grantor hereby grants to Agent, for its benefit and for the ratable benefit of each other Lender, a continuing security interest in and to and Lien on all of Grantor’s right, title and interest in, to and under the following Collateral of Grantor, all whether now owned or hereafter created, arising and/or acquired:

(a) the newly acquired Registered Trademark Collateral listed on Schedule 1 to this Supplement (together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing);

(b) all goodwill of the business connected with the use of, and symbolized by, any trademark and trademark application covered by (a) above; and

(c) all other property otherwise constituting Trademark Collateral relating to the foregoing.

Grantor agrees that all such newly acquired Trademark Collateral described above shall be included in and be part of the Trademark Collateral under and subject to all of the terms and provisions of the Trademark Agreement. Grantor hereby authorizes Agent to file and record a copy of this Supplement with the United States Patent and Trademark Office.

2. Representations and Warranties. Grantor hereby represents and warrants to Agent that Schedule I hereto sets forth a true and correct list of all Registered Trademark Collateral owned by Grantor as of the date hereof not listed on Schedule 1 to the original Trademark Agreement or any Schedule to any other Supplement to the original Trademark Agreement delivered by Grantor since the date thereof.

3. Incorporation of the Trademark Agreement. The terms and provisions of the Trademark Agreement are hereby incorporated by reference and this Supplement shall be considered an amendment and supplement to and part of the Trademark Agreement, all of the provisions of which Trademark Agreement are and remain in full force and effect.

[Signatures on Following Page]

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Grantor has duly executed this Supplement to the Trademark Security Agreement as of the date first written above.

GRANTOR:

[                                   ]

By: _______________________________

Name:

Title:

ACCEPTED AND AGREED

as of the date first above written:

CHICAGO ATLANTIC ADMIN LLC

By: ___________________________________

Name: Peter Sack

Title: Managing Director & Co-President

[Signature Page to Trademark Security Agreement — Supplement Date ________]

SCHEDULE I TO SUPPLEMENT TO TRADEMARK
SECURITY AGREEMENT